AMENDMENT NO. 1 TO FUND PARTICIPATION AGREEMENT

Northern Lights Variable Trust (the “Trust”), Northern Lights Distributors, LLC (the “Distributor”), ValMark Advisers, Inc. (“ValMark”), John Hancock Life Insurance Company (U.S.A.) (“JHUSA”), and John Hancock Life Insurance Company of New York (“JHNY”) (JHUSA and JHNY referred to herein collectively as the “Company”) have previously entered into a Participation Agreement dated March 22, 2021 (the “Agreement”). The parties now desire to amend the Agreement by this Amendment effective October 28, 2024.

WHEREAS, the Trust desires to make available shares of additional Portfolios as investment vehicles for variable life insurance policies and/or variable annuity contracts funded by the separate accounts listed in Schedule A;

WHEREAS, the Trust uses different investment advisers to manage the various Portfolios subject to the Agreement;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the parties hereby agree to supplement and amend the Participation Agreement as follows:

1. ValMark is hereby removed as a party to the Agreement. All references to “ValMark” or “the Adviser” in the Agreement are replaced with “each Portfolio’s investment adviser.”

2. Paragraph 3.16 is deleted and replaced with the following:

3.16 The Trust represents and warrants that each Portfolio’s investment adviser: (i) is and shall remain duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and (ii) is and shall remain duly registered as a commodity pool operator as required by Rule 4.5 under the Commodity Exchange Act of 1936, as amended, or is not so registered in proper reliance on an exemption therefrom.

3. Paragraph 5.4, and any corresponding reference to Paragraph 5.4, is hereby deleted from the Agreement.

4. SCHEDULE A is hereby deleted and replaced with the SCHEDULE A included with this Amendment.

5. SCHEDULE B is hereby deleted and replaced with the SCHEDULE B included with this Amendment.

6. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Parties have caused their duly authorized officers to execute this Agreement effective as of October 28, 2024.

NORTHERN LIGHTS VARIABLE TRUST

By:	/s/ Stephanie Shearer
Name:	Stephanie Shearer
Title:	Secretary

NORTHERN LIGHTS DISTRIBUTORS, LLC

By:	/s/ Kevin Guerette
Name:	Kevin Guerette
Title:	President

VALMARK ADVISERS, INC.

By:	/s/ Caleb Callahan
Name:	Caleb Callahan
Title:	Executive Vice President,
Chief Operating Officer

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.) and JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK

By:	/s/ Neal P. Kerins
Name:	Neal P. Kerins
Title:	Vice President, Product Development

SCHEDULE A

The following separate accounts of the Company are subject to the Agreement:

Name of Separate Account and Date Established by Board of Directors	Policies/Contracts Funded by Separate Account
John Hancock Variable Life Account U, on or about December 13, 1984

John Hancock Variable Life Account UV, on or about May 10, 1993

John Hancock Variable Life Account S, on or about November 12, 1993	Variable life insurance policies issued by John Hancock Life Insurance Company (U.S.A.)

John Hancock Life Insurance Company (U.S.A.) Account N, on or about December 4, 2001

John Hancock Life Insurance Company (U.S.A.) Account A, on or about December 4, 2001

John Hancock Life Insurance Company of New York Account B, on or about August 5, 1997	Variable life insurance policies issued by John Hancock Life Insurance Company of New York

Any Separate Accounts funding Magnastar Private Placement Policies	Private Placement Variable Life Insurance policies issued by John Hancock Life Insurance Company (U.S.A.) and John Hancock Life Insurance Company of New York

SCHEDULE B

Participating Portfolios

TOPS® Aggressive Growth ETF Portfolio: Class 2 Shares

TOPS® Balanced ETF Portfolio: Class 2 Shares

TOPS® Conservative ETF Portfolio: Class 2 Shares

TOPS® Growth ETF Portfolio: Class 2 Shares

TOPS® Moderate Growth ETF Portfolio: Class 2 Shares

Bain Capital Equity Opportunities Fund: Class 2 Shares